As filed with the Securities and Exchange Commission on May 21, 1999
                                                    Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                        Borg-Warner Security Corporation
             (Exact name of registrant as specified in its charter)


               Delaware                                13-3408028
    (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                 Identification No.)

                            -----------------------

                           200 South Michigan Avenue
                            Chicago, Illinois 60604
                                 (312) 322-8500
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            -----------------------

                              Robert E. T. Lackey
                 Vice President, General Counsel and Secretary
                        Borg-Warner Security Corporation
                           200 South Michigan Avenue
                            Chicago, Illinois 60604
                                 (312) 322-8500
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                            -----------------------

                                   Copies to:
                            Charles S. Whitman, III
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4000

                            -----------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] _____

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                             CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                                                        Proposed
                                                                     Proposed            Maximum
          Title of Each Class of               Amount to be          Maximum            Aggregate          Amount of
      Securities to be Registered(1)          Registered(1)     Offering Price(1)   Offering Price(1)   Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share....      5,850,000       $    17.34375       $  101,460,938        $    28,206
==========================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), based on the average high and low prices of the Common Stock on May 19, 1999 on the New York Stock Exchange, which was $1711/32 per share.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

===============================================================================

We will amend and complete the information in this prospectus. We may not sell any of these securities or accept your offer to buy any of them until the documentation filed with the SEC relating to these securities has been declared "effective" by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any State or other jurisdiction where that would not be permitted or legal.

                   SUBJECT TO COMPLETION, DATED MAY 21, 1999


PROSPECTUS
               , 1999

                                5,850,000 Shares
                        Borg-Warner Security Corporation
                                  Common Stock


                            -----------------------


     This prospectus relates to the sale of up to 5,850,000 shares of common stock, par value $.01 per share, of Borg- Warner Security Corporation by several of our existing shareholders.


                            -----------------------


     The common stock is listed on the New York Stock Exchange under the symbol "BOR". On May 19, 1999, the last sale price of the common stock was $177/16 per share.


                            -----------------------














     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            -----------------------
                               TABLE OF CONTENTS
                            -----------------------

                                                                           Page
                                                                           -----

About this Prospectus...................................................     3
Where You Can Find More Information.....................................     3
Special Note Regarding Forward-Looking Statements.......................     4
Use of Proceeds.........................................................     4
Borg-Warner Security Corporation........................................     4
Market for Borg-Warner's Common Stock and Dividend Policy...............     4
Description of Capital Stock............................................     5
Selling Shareholders....................................................     5
Plan of Distribution....................................................     6
Legal Matters...........................................................     8
Experts.................................................................     8

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, the selling shareholders named in this prospectus may sell up to 5,850,000 shares of common stock from time to time. Each time any of these selling shareholders sells common shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also read and copy these documents at the offices of the New York Stock Exchange, 20 Broad Street,
New York, New York 10005.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the selling shareholders sell all of the securities covered by this prospectus:

     o    Annual Report on Form 10-K for the year ended December 31, 1998

     o    Quarterly Report on Form 10-Q for the quarter ended March 31, 1999

     o The description of our common stock, par value $.01 per share, contained in our registration statement on Form S-2 (No. 33-53480) filed previously with the SEC

     You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                           Borg-Warner Security Corporation
                           200 South Michigan Avenue
                           Chicago, Illinois 60604
                           Attention: Corporate Secretary
                           Tel: (312) 322-8500

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. Neither we nor the selling shareholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

     We have also filed or incorporated by reference exhibits with the registration statement. You should read the exhibits carefully for provisions that may be important to you.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     We are designating any statements in this prospectus that are not historical facts as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of the risk, uncertainties and other information listed in Exhibit 99 to our annual report on Form 10-K incorporated into this prospectus. See "Where You Can Find More Information."


                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of these shares.


                        BORG-WARNER SECURITY CORPORATION

     We are North America's largest supplier of contract guard and related security services. As a result of our significant market presence, breadth of product offerings and strategic alliances, we are well positioned to service local, multi-location and national accounts and provide total security solutions to our customers.

     We provide guard services, as well as background screening, contract employment and investigative services, to approximately 14,000 clients in the United States, Canada, United Kingdom and Colombia. We service these clients with approximately 73,000 employees in approximately 300 offices under the Wells Fargo(R), Burns(R), Globe(R) and other service marks.

     On May 4, 1999, we announced that, subject to shareholder approval, we plan to change our name to Burns International Services Corporation.

     Our headquarters is at 200 South Michigan Avenue, Chicago, Illinois 60604, where our telephone number is (312) 322-8500.


           MARKET FOR BORG-WARNER'S COMMON STOCK AND DIVIDEND POLICY

     As of April 30, 1999, there were approximately 150 holders of record of the common stock.

     We have neither paid nor declared any cash dividends on our common stock during the last two years. The payment of dividends by us is prohibited under the terms of some of our debt instruments. We currently intend to retain earnings for acquisitions, working capital, capital expenditures, general corporate purposes and reduction of outstanding indebtedness. Accordingly, we do not expect to be able to nor do we expect to pay cash dividends in the foreseeable future.

     High and low sales prices (as reported on the New York Stock Exchange composite tape) for the common stock for each quarter during 1997 and 1998 were:

                  Quarter Ended                High          Low
                  -------------             ----------    ---------
          1997      March 31                $  15 1/8     $  10 1/8
                    June 30                    18            13 3/4
                    September                  19 9/16       16 1/8

                  Quarter Ended                High          Low
                  -------------             ----------    ---------
                   December 31                 19 3/4       15 1/4
          1998     March 31                    19 7/16      15 5/16
                   June 30                     24 3/4       17 7/8
                   September 30                23 1/16      13 1/4
                   December 31                 20 1/16      13 1/16

          1999     March 31                    20 9/16      14 11/16
                   June 30 (through May 19)    18 7/8       15 1/2


                          DESCRIPTION OF CAPITAL STOCK

     The following table shows our authorized and outstanding capital stock at April 30, 1999:

                                        Number of Shares   Number of Shares
                                           Authorized         Outstanding
                                        ----------------   ----------------

Common Stock.........................      50,000,000         23,981,816
Preferred Stock.....................            2,000                  0

     In addition, as of April 30, 1999, we had issued options to purchase 2,685,400 shares. On April 19, 1999, we agreed to buy-back 4,350,000 shares of the common stock from several of the selling shareholders. See "Selling Shareholders".

Common Stock

     Each share of common stock entitles the holder to one vote in the election of directors and all other matters submitted to a vote of our shareholders. Holders of common stock do not have cumulative voting rights.

     Holders of shares of common stock are entitled to receive cash dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends. However, we do not expect to pay cash dividends in the forseeable future. In addition, some of our debt instruments restrict our ability to pay dividends on its capital stock. If we issue any preferred stock, the holders of that preferred stock will be entitled to receive their dividends before any dividends are paid on shares of common stock.

     If we are liquidated, each share of common stock will share equally in any assets available for distribution after payment in full of all other claims on our assets, including any liquidation preference payable to holders of any preferred stock outstanding at the time of liquidation.

     Holders of shares of common stock have no preemptive rights to purchase additional shares of common stock or any other securities of ours. All of the outstanding shares of common stock are fully paid and non-assessable.

     The transfer agent for the common stock is The Bank of New York.

     We have incorporated by reference the detailed description of our common stock into this prospectus. You should also read that description as well as our Certificate of Incorporation, which we have filed as an exhibit to our annual report on Form 10-K, for other provisions that may be important to you. See "Where You Can Find More Information".

                              SELLING SHAREHOLDERS

     The shares being offered by this prospectus may be offered by the shareholders listed below or by pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer.

                                                                   Percentage of
                                                                    Outstanding
                                                   Shares Owned    Stock prior to                                Shares
                                                  prior to Share     Share Buy-     Shares Sold     Maximum       Owned
                                                   Buy-back and    back and the      In Share       Amount      After the
                                                   the Offering      Offering        Buy-Back       Offered     Offering**
                                                  --------------   --------------   -----------     -------     ----------

Merrill Lynch KECALP L.P. 1986...................       40,000            *                  --      40,000         0
Merrill Lynch KECALP L.P. 1987...................      200,000            *                  --     200,000         0
Merchant Banking L.P. No. I......................      500,000          2.1%            263,317     236,683         0
ML Venture Partners II, L.P......................      500,000          2.1%                 --     500,000         0
Merrill Lynch Capital Appreciation Partnership
   No. VIII, L.P.................................    6,628,615         27.7%          3,490,856   3,137,759         0
ML Offshore LBO Partnership No. VIII.............      168,524             *             88,751      79,773         0
ML Employees LBO Partnership No. I, L.P..........      164,779             *             86,778      78,001         0
ML IBK Positions, Inc............................    1,998,082          8.4%            420,298   1,577,784         0
                                                    ----------         ----           ---------   ---------         -
                                                    10,200,000         42.7%          4,350,000   5,850,000         0
                                                    ==========         ====           =========   =========         =

---------
*    Represents less than one percent.

**   Assuming all the shares are sold.

     On April 19, 1999, we entered into a stock purchase agreement with Merchant Banking L.P. No. 1, Merrill Lynch Capital Appreciation Partnership No. VIII, L.P., ML Offshore LBO Partnership No. I, L.P. and ML IBK Positions, Inc. pursuant to which we agreed to buy back 4,350,000 shares of our common stock from those selling shareholders at a purchase price of $18.375 per share, subject to our obtaining necessary consents from our lending banks and holders of our outstanding senior subordinated notes. The closing is expected to occur prior to July 20, 1999.

     The selling shareholders may sell all or part of the shares covered by this prospectus and as a result no estimate can be given as to the number of shares that will be held by any selling shareholder upon the termination of any offering made by this prospectus.

     The selling shareholders acquired the shares being offered by this prospectus in connection with a leveraged buy-out of our predecessor company in 1987. In 1993, we completed our initial public offering, including the listing of our shares on the New York Stock Exchange, and once again became a public company. As indicated above, on April 19, 1999 we agreed to purchase 4,350,000 shares of our common stock, and to use commercially reasonable efforts to file a registration statement with the SEC to enable the selling shareholders to sell their remaining shares in one or more transactions. We expect to execute a registration rights agreement in connection with the closing of the share purchase.

     Messrs. Burke, Fitzgibbons and Michas, three of our directors, are also directors of Merrill Lynch Capital Partners Inc., which manages Merrill Lynch Capital Appreciation Partnership No. VIII, L.P. and ML Offshore LBO Partnership No. VIII. Pursuant to the stock purchase agreement, one of these three directors will resign from our board on the first anniversary of the closing of the share purchase, and the other two on the second and third anniversaries, respectively.

                              PLAN OF DISTRIBUTION

     The selling shareholders may distribute the shares covered by this prospectus from time to time in one or more of the following transactions:

     o through brokers, acting as principal or agent, in transactions (which may involve block transactions) on the New York Stock Exchange, in the over-the-counter market or through private sales or special offerings

     o to underwriters who will acquire the shares for their own account and resell them in one or more transactions

     o to lenders, if the selling shareholders have pledged shares as collateral to secure loans, credit or other financing arrangements and the creditor forecloses on the shares

     o    put or call options written by the selling shareholders on the shares

     o    short sales of shares or

     o    any other legally available means.

     The price at which any of the shares are sold in any of the transactions described above will be negotiated at the time of transaction and may be based on the market price of the shares at that time.

     Underwriters or other agents participating in an offering made pursuant to this prospectus (as amended or supplemented from time to time) may receive underwriting discounts and commissions under the Securities Act, and they may allow or reallow discounts or concessions to other dealers. Brokers or agents participating in transactions described by this prospectus may receive brokerage or agent's commissions or fees. The selling shareholders may sell shares to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares and that compensation might be in excess of customary commissions.

     At the time a particular offering of any shares is made with this prospectus, to the extent required by law, we will prepare and deliver a prospectus supplement setting forth the amount of shares being offered and the terms of the offering, including the purchase price or public offering price, the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for any shares purchased from the selling shareholders, any discounts, commissions and other items constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or filed or paid to dealers.

     We have been advised that, as of the date hereof, the selling shareholders have made no arrangement with any broker for the sale of their shares. The selling shareholders and any underwriters, brokers or dealers involved in the sale of the shares may be considered "underwriters" as that term is defined by the Securities Act, although the selling shareholders disclaim such status. We may agree in the registration rights agreement or in an underwriting agreement to indemnify the selling shareholders, their officers, directors, partners, and agents, any underwriter and each person or entity who controls such selling shareholder or underwriter, against certain liabilities which may be incurred in connection with the sale of the shares under this prospectus. In addition, the selling shareholders may agree to indemnify us against certain liabilities. The registration rights agreement or underwriting agreement may also provide for rights of contribution if indemnification is not available.

     If Merrill, Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of some of the selling shareholders, participates in any offering of our shares, that offering will be conducted in compliance with Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.


                                 LEGAL MATTERS

     Davis Polk & Wardwell, New York, New York will pass upon the validity of the shares of common stock for us. Arthur F. Golden, one of our directors, is a partner of Davis Polk & Wardwell.


                                    EXPERTS

     The financial statements and the related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuances and Distribution

     The following table sets forth the fees and expenses payable by the Registrant in connection with the issuance and distribution of the securities other than underwriting discounts and commissions. All of such expenses except the Securities and Exchange Commission registration fee are estimated:


Securities and Exchange Commission registration fee................. $28,206
Blue Sky fees and expenses..........................................       *
Printing expense....................................................       *
Accounting fees and expenses........................................       *
Legal fees and expenses.............................................       *
National Association of Securities Dealers Inc. filing fee..........       *
Miscellaneous.......................................................--------

     Total..........................................................$      *
                                                                    ========

---------
*    Estimated.  To be filed by amendment.

Item 15.  Indemnification of Directors and Officers

     Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for the unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

     Section 145 of the DGCL empowers the Company to indemnify, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought before or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The DGCL also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent.

     Our Amended and Restated Certificate of Incorporation provides in effect for the indemnification by us of each of our directors and officers to the fullest extent permitted by applicable law.

Item 16.  Exhibits

   Exhibit                         Description
   -------                         -----------

    4.1        Stock Purchase Agreement dated as of April 19, 1999*
    5.1        Opinion of Davis Polk & Wardwell*
   11.1        Statement regarding computation of per share earnings*
   23.1        Consent of Deloitte & Touche LLP
   23.2        Consent of Davis Polk & Wardwell (included in Exhibit 5.1)*
   24.1 Powers of Attorney (included on the signature page of the Registration Statement)
---------
* To be filed by amendment.

Item 17.  Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction in the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Borg-Warner Security Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 21, 1999.

                                           BORG-WARNER SECURITY CORPORATION


                                           By: /s/ Timothy M. Wood
                                              ---------------------------------
                                              Name:  Timothy M. Wood
                                              Title: Vice President, Finance

     The registrant and each person whose signature appears below constitutes and appoints Timothy M. Wood and Robert E. T. Lackey, and any agent for service named in this registration statement and each of them, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the Requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                    Title                         Date
          ---------                    -----                         ----

 /s/ J. Joe Adorjan           Chairman of the Board and
------------------------      Director
J. Joe Adorjan


 /s/ John A. Edwardson        Chief Executive Officer and
------------------------      President
John A. Edwardson             (Principal Executive Officer)


 /s/ Timothy M. Wood          Vice President, Finance
------------------------      (Principal Financial and
Timothy M. Wood               Accounting Officer)


 /s/ James J. Burke, Jr.      Director
------------------------
James J. Burke, Jr.

          Signature                    Title                         Date
          ---------                    -----                         ----


 /s/ Albert J. Fitzgibbons, III    Director
-------------------------------
Albert J. Fitzgibbons, III


 /s/ Arthur F. Golden              Director
-------------------------------
Arthur F. Golden


 /s/ Arthur F. Golden              Director
-------------------------------
Arthur F. Golden


 /s/ Robert A. McCabe              Director
-------------------------------
Robert A. McCabe


 /s/ Andrew McNally IV             Director
-------------------------------
Andrew McNally IV


 /s/ Alexis P. Michas              Director
-------------------------------
Alexis P. Michas


-------------------------------    Director
H. Norman Schwartzkopf


 /s/ Donald C. Trauscht            Director
-------------------------------
Donald C. Trauscht

                                 EXHIBIT INDEX



   Exhibit
     No.                                Description
   -------                              -----------

     4.1       Stock Purchase Agreement dated as of April 19, 1999*
     5.1       Opinion of Davis Polk & Wardwell*
    11.1       Statement regarding computation of per share earnings*
    23.1       Consent of Deloitte & Touche LLP
    23.2       Consent of Davis Polk & Wardwell (included in Exhibit 5.1)*
    24.1 Powers of Attorney (included on the signature page of the Registration Statement)
---------
*  To be filed by amendment.







                                      E-1